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                                                           EXHIBIT 23.1(A)(1)(H)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Giant Group, Ltd.
9440 Santa Monica Blvd., Suite 407
Beverly Hills, CA 90210

 We hereby consent to the incorporation by reference in the Tender Offer Statement Under Section 14(d)(1) or 13(e)(1) of the securities exchange act of 1934, of our report dated February 13, 2001 relating to the consolidated financial statements of Giant Group, Ltd. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ BDO Seidman LLP
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    BDO Seidman LLP
    Los Angeles, California
    February 13, 2001